EXHIBIT 10.9.1


   Bio-Rad Laboratories, Inc.
   1000 Alfred Nobel Drive
   Hercules, California 94547
   Attention:  Mr. James Viglienzone       September 30, 1994

   RE:  Amendment No. 1 to Credit Agreement

   Ladies and Gentlemen:

   We refer to the above referenced agreement dated as of February 18, 1994 among Bio-Rad Laboratories, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent") (as modified, amended, extended and renewed from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Agreement.

   The Borrower has requested that Section 6.22(i) of the Agreement be amended to decrease the outstanding minimum dollar amount of Subordinated Debt. Therefor, the Borrower, the Lenders and the Agent hereby agree to amend the Agreement as follows:

   1.   Paragraph  (i),  Section 6.22  of  the  Agreement is  hereby
        deleted  in   its  entirety  and  substituted   herefor  the
        following:

        "(i) The  Borrower   will  not,  nor  will   it  permit  any
             Subsidiary to, directly or indirectly, voluntarily prepay, defease or in substance defease, purchase, redeem, retire, or otherwise acquire, any Subordinated Debt, provided that the Borrower may prepay, redeem, defease or otherwise Subordinated Debt only if after giving effect to such payment, the Borrower has outstanding at least $20,000,000 in the principal amount of Subordinated Debt."

   Except for the amendment herein contained, the terms, conditions and covenants of the Agreement remain in full force and effect and are hereby ratified and conformed.

   This amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

   This amendment letter may be executed in any number of counterparts, all of which taken together shall constitute an agreement, and any of the parties hereto may execute this agreement by signing any such counterpart.

   This amendment letter shall become effective as of the date first above written upon receipt of duly executed counterparts of this letter from the Borrower, the Lenders and the Agent.

                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO
                       Individually and as Agent

                       By: /s/ L. Gene Beube
                       Title: _______________________



                       BIO-RAD LABORATORIES, INC.

                       By: /s/ Thomas L. Braje
                       Title:  Vice President



                       THE BANK OF CALIFORNIA, N.A.

                       By: /s/ Wanda R. Headrick
                       Title:  Vice President




                       SOCIETE GENERALE

                       By: /s/ J. Blaine Shaum
                       Title:  Regional Manager



                       WELLS FARGO BANK

                       By: /s/ Mary D. Brickley
                       Title:  Vice President